Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of ORBCOMM Inc. (“ORBCOMM” or the “Company”) gives effect to the Company’s acquisition of certain assets and liabilities of GlobalTrak (A division of System Planning Corporation) (“SPC”), effective as of the close of business on April 3, 2013, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. For accounting purposes, the acquisition is treated as the acquisition of GlobalTrak.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 are based on the historical financial statements of the Company and GlobalTrak.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 is presented as if the acquisition of GlobalTrak had occurred on March 31, 2013. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 are presented as if the GlobalTrak acquisition had occurred on January 1, 2012 and were carried forward through the period ended March 31, 2013.

The estimated purchase price has been preliminarily allocated to the assets and liabilities acquired. The excess of the estimated purchase price over the estimated fair value of identifiable assets and liabilities of GlobalTrak have been allocated to goodwill because the Company has not completed the valuation of the fair value of the acquired assets and liabilities of GlobalTrak. The final valuations may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of the first quarter of 2014.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the GlobalTrak acquisition occurred on the dates set forth above and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined businesses or any liabilities that may result from integration activities.

Pursuant to the requirements of Article 11 of Regulation S-X, the historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the businesses.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 of the Company and GlobalTrak should be read in conjunction with the:

•

Unaudited condensed consolidated financial statements and notes thereto of the Company as of March 31, 2013 and for the quarter ended March 31, 2013, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2013;

•

Audited consolidated financial statements and notes thereto of the Company as of December 31, 2012 and for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2013; and

•

Unaudited financial statements of GlobalTrak (A division of System Planning Corporation) as of March 31, 2013 and for the three month periods ended March 31, 2013 and April 1, 2012 and the audited financial statements of GlobalTrak (A division of System Planning Corporation as of December 31, 2012 and for the year ended December 31, 2012 included in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

ORBCOMM Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	Historical March 31, 2013		Pro Forma Adjustments		Pro Forma
	ORBCOMM Inc.	GlobalTrak	(Note 3)		Combined
Assets:
Current Assets:
Cash and cash equivalents	$33,948	$1,037	$(2,990)	(A)	$31,995
Marketable securities	56,696	—	—		56,696
Accounts receivable	12,903	343			13,246
Inventories	3,134	927			4,061
Prepaid expenses and other current assets	1,684	408			2,092
Deferred income taxes	164	—	—		164

Total current assets	108,529	2,715	(2,990)		108,254
Satellite network and other equipment, net	111,352	770	(758)	(D)	111,364
Goodwill	14,740	—	2,870	(B)	17,610
Intangible assets, net	7,535	—	—		7,535
Restricted cash	2,195	—	—		2,195
Deferred income taxes	400	—	—		400
Other assets	3,111	—	—		3,111

Total assets	$247,862	$3,485	$(878)		$250,469

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$3,407	$898	$(77)	(D)	$4,284
			56	(C)
Accrued expenses	8,232	1,850	(64)	(D)	10,018
Current portion of deferred revenue	2,456	—	—		2,456
Note payable	—	500	(500)	(D)	—

Total current liabilities	14,095	3,248	(585)		16,758
Note payable—related party	1,457	—	—		1,457
Notes payable	45,000	—	—		45,000
Deferred revenues, net of current portion	2,060	—	—		2,060
Deferred tax liabilities	462	—	—		462
Other liabilities	623	—	—		623

Total liabilities	63,697	3,248	(585)		66,360

Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders’ equity
Preferred Stock	1,518	—	—		1,518
Common stock	47	—	—		47
Additional paid-in capital	249,340	—	—		249,340
Accumulated other comprehensive income	450	—	—		450
Parent net investment	—	237	(237)	(E)	—
Accumulated deficit	(66,864)	—	(56)	(C)	(66,920)
Treasury stock	(96)	—	—		(96)

Total ORBCOMM Inc. stockholders’ equity	184,395	237	(293)		184,339
Non controlling interests	(230)	—	—		(230)

Total equity	184,165	237	(293)		184,109

Total liabilities and equity	$247,862	$3,485	$(878)		$250,469

See notes to unaudited pro forma condensed combined financial statements

ORBCOMM Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Historical		Pro Forma
	March 31, 2013		Adjustments		Pro Forma
	ORBCOMM Inc.	GlobalTrak	(Note 3)		Combined

Revenues:
Service revenues	$13,890	$664	$—		$14,554
Product sales	2,830	—	—		2,830

Total revenues:	16,720	664	—		17,384

Costs and expenses:
Costs of services	5,633	998	(86	) (F)	6,545
Costs of product sales	2,174	—	—		2,174
Selling, general and administrative	6,361	413	—		6,774
Product development	793	—	—		793
Acquisition-related costs	404	—	(35	) (G)	369

Total costs and expenses	15,365	1,411	(121)		16,655

Income (loss) from Operations:	1,355	(747)	121		729
Other income (expense):
Interest income	17	—	—		17
Other income (expense)	(11)	—	—		(11)
Interest expense	(46)	—	—		(46)

Total other income (expense)	(40)	—	—		(40)

Income (loss) before income taxes	1,315	(747)	121		689
Income taxes	145	—	17	(H)	162

Net income (loss)	1,170	(747)	104		527
Less: Net income attributable to the noncontrolling interests	62	—	—		62

Net income (loss) attributable to ORBCOMM Inc.	$1,108	$(747)	$104		$465

Net income (loss) to common stockholders	$1,092	$(747)	$104		$449

Per share information-basic:
Net income attributable to ORBCOMM Inc.	$0.02	—	—		$0.01

Weighted average common shares outstanding	46,837	—	—		46,837

Per share information-diluted:
Net income attributable to ORBCOMM Inc.	$0.02	—	—		$0.01

Weighted average common shares outstanding	48,143	—	—		48,143

See notes to unaudited pro forma condensed combined financial statements

ORBCOMM Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Historical
	Year ended December 31, 2012		Pro Forma
			Adjustments		Pro Forma
	ORBCOMM Inc.	GlobalTrak	(Note 3)		Combined
Revenues:
Service revenues	$49,026	$501	$—		$49,527
Product sales	15,472	741	—		16,213

Total revenues:	64,498	1,242	—		65,740

Costs and expenses:
Costs of services	20,355	1,670	(342	) (F)	21,683
Costs of product sales	10,236	1,279	—		11,515
Selling, general and administrative	21,853	824	—		22,677
Product development	2,459	460	—		2,919
Impairment charges-satellite network	9,793	—	—		9,793
Insurance recovery-satellite network	(10,000)	—	—		(10,000)
Acquisition-related costs	704	—	—		704

Total costs and expenses	55,400	4,233	(342)		59,291

Income (loss) from Operations:	9,098	(2,991)	342		6,449
Other income (expense):
Interest income	93	—	—		93
Other income (expense)	96	—	—		96
Gain on extinguishment of debt, net of expenses	1,062	—	—		1,062
Interest expense	(56)	—	—		(56)

Total other income (expense)	1,195	—	—		1,195

Income (loss) before income taxes	10,293	(2,991)	342		7,644
Income taxes	1,390	—	66	(H)	1,456

Net income (loss)	8,903	(2,991)	276		6,188
Less: Net income attributable to the noncontrolling interests	161	—	—		161

Net Income (loss) attributable to ORBCOMM Inc.	$8,742	$(2,991)	$276		$6,027

Net income (loss) attributable to ORBCOMM inc. common stockholders	$8,673	$(2,991)	$276		$5,958

Per share information-basic:
Net income attributable to ORBCOMM Inc.	$0.19	—	—		$0.13

Weighted average common shares outstanding	46,635	—	—		46,635

Per share information-diluted:
Net income attributable to ORBCOMM Inc.	$0.18	—	—		$0.13

Weighted average common shares outstanding	47,514	—	—		47,514

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

1. Background and Basis of Pro Forma Presentation

Effective on the close of business on April 3, 2013, the Company completed the acquisition of certain assets and liabilities of GlobalTrak, a division of SPC, for $2,990 pursuant to an Asset Purchase Agreement dated as of March 13, 2013.

The Company accounted for the acquisition pursuant to FASB Topic ASC 805, “Business Combinations”. The estimated purchase price has been preliminarily allocated to the assets and liabilities acquired. The excess of the estimated purchase price over the estimated amounts of the identifiable assets and liabilities of GlobalTrak has been allocated to goodwill since the Company has not completed the valuation of the fair values of all of the acquired assets and liabilities. The final valuations may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of the first quarter of 2014.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 is presented as if the acquisition of GlobalTrak had occurred on March 31, 2013. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 are presented as if the GlobalTrak acquisition had occurred on January 1, 2012 and were carried forward through the period ended March 31, 2013.

Reclassifications

The following reclassifications have been made to the presentation of GlobalTrak’s historical balance sheet as of March 31, 2013 in order to conform to the Company’s presentation:

•	Deferred revenue of $1,707 and warranty liability of $33 were reclassified to accrued expenses.

2. Preliminary Estimated Purchase Price Allocation

Preliminary Purchase Price

The consideration paid to acquire GlobalTrak was $2,990 in cash, subject to a final working capital adjustment, of which $500 was deposited in escrow with a third party escrow agent. The $500 is available to pay indemnification obligations of SPC to the Company primarily relating to breaches of representations and warranties made by SPC.

Preliminary Allocation of Consideration Transferred

The estimated purchase price was preliminarily allocated to the net assets as of the close of business on April 3, 2013 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price is subject to change since the Company has not completed the valuation of the fair value of the acquired assets and liabilities. The preliminary estimated purchase price allocation for the acquisition is as follows:

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

Cash and cash equivalents	$1,037
Accounts receivable	343
Inventory	927
Other current assets	408
Equipment	12

Total identifiable assets acquired	2,727

Accounts payable and accrued expenses	(2,607)
Net identifiable assets acquired	120
Goodwill	2,870

Total preliminary purchase price	$2,990

Goodwill

Goodwill represents the excess of the preliminary estimated purchase price over the preliminary estimated values of the underlying net tangible assets. In accordance FASB Topic 350, “Intangibles-Goodwill and Other”, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred, that may indicate a possible impairment. In the event the Company determines the fair value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

The acquisition of GlobalTrak gives the Company access to a customer base that includes military, international, government and commercial customers as well as expanded reach in growing regions, such as the Middle East, Asia and South America.

Pre-Acquisition Contingencies

The Company has evaluated and continues to evaluate pre-acquisition contingencies related to GlobalTrak that existed as of the acquisition date. If any pre-acquisition contingencies that were acquired as part of the acquisition become probable and estimatable, the Company will record such amounts in the measurement period or the Company’s results of operations, as applicable.

3. Pro Forma Adjustments

The pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To record cash paid of $2,990 for certain assets and liabilities of GlobalTrak.

(B)	To record the preliminary estimated goodwill acquired in the acquisition.

(C)	To record an adjustment to accrue acquisition costs of $56 for legal, accounting, valuation and other professional services incurred by the Company after March 31, 2013. These costs have a one-time impact as a result of the transaction and have not been recorded as a pro forma adjustment to the unaudited pro forma condensed combined statement of operations. Since they are directly attributable to the transaction and factually supportable but non-recurring they are reflected in the unaudited pro forma condensed combined balance sheet as an adjustment to equity.

(D)	To eliminate related assets and liabilities of GlobalTrak not acquired or assumed by the Company.

(E)	To eliminate GlobalTrak’s historical parent net investment.

(F)	To eliminate historical depreciation expense of $86 and $342 for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively related to property and equipment not acquired by the Company.

(G)	To eliminate previously recorded non-recurring acquisition- related costs related to the acquisition of GlobalTrak of $35 incurred by the Company for the three months ended March 31, 2013.

(H)	To record deferred income tax expense related to the amortization of the estimated preliminary fair value of goodwill for income tax purposes.